Exhibit 99.1

Rithm Capital Corp. Announces First Quarter 2024 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the first quarter ended March 31, 2024:

First Quarter 2024 Financial Highlights:

•GAAP net income of $261.6 million, or $0.54 per diluted common share(1)
•Earnings available for distribution of $233.2 million, or $0.48 per diluted common share(1)(2)
•Common dividend of $120.9 million, or $0.25 per common share
•Book value per common share of $12.19(1)

	Q1 2024		Q4 2023
Summary Operating Results:
GAAP Net (Loss) Income per Diluted Common Share(1)	$0.54		$(0.18)
GAAP Net (Loss) Income	$261.6	million	$(87.5)	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.48		$0.51
Earnings Available for Distribution(2)	$233.2	million	$247.4	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$120.9	million	$120.8	million

“Rithm had a terrific quarter hitting on all cylinders” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “Our well-balanced business lines all contributed in a positive way this quarter, and we believe Rithm is well positioned for success in the current market environment. We are very excited to continue delivering strong results for our shareholders and LPs on an ongoing basis.”

First Quarter 2024 Company Highlights:
•Newrez
•Combined Origination & Servicing segment pre-tax income of $408.1 million(3)
•Generated a 23% pre-tax return on equity (“ROE”) on $3.8 billion of equity(4)(8)
•Origination funded production volume of $10.8 billion, an increase of 21% QoQ and 54% YoY

•Total Rithm MSR Portfolio Summary
•Mortgage servicing rights (“MSR”) portfolio totaled $587 billion in unpaid principal balance (“UPB”), relatively unchanged from December 31, 2023(5)
◦Portfolio average constant prepayment rate of approximately 5%

•Sculptor
•~$32 billion of assets under management (“AUM”) at March 31, 2024(6)
•Expanded Institutional Credit Strategies through the launch of Sculptor Loan Financing Partners platform, a captive CLO equity investment platform, with an anchor investment from Rithm Capital

•Specialized Loan Servicing(7)
•Previously announced acquisition of Computershare Mortgage Services Inc. and certain affiliated companies, including Specialized Loan Servicing LLC (“SLS”) targeted to close in Q2’24, subject to customary closing conditions and approvals
•The acquisition includes approximately $45 billion of MSRs and $104 billion of third-party servicing unpaid principal balance, along with SLS’s origination services business

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 485,931,501 and 483,214,458 weighted average diluted shares for the quarters ended March 31, 2024 and December 31, 2023, respectively. Per share calculations of Book Value are based on 483,477,713 common shares outstanding as of March 31, 2024.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.
(4)Excludes full MSR mark-to-market of $194.5 million.
(5)Includes excess and full MSRs.
(6)“Assets Under Management” (AUM) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the funds, (ii) uncalled capital commitments, (iii) total capital commitments for certain real estate funds and (iv) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

(7)Based on management’s current views and estimates. Actual results may vary materially.

(8)ROE is calculated based on annualized pre-tax income, excluding MSR mark to market, divided by the average Origination and Servicing segment ending equity for the current and prior periods.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, April 30, 2024 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital First Quarter 2024 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10188668/fc656ed390.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, May 7, 2024 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “7092834 .”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023
Revenues
Origination and Servicing, Investment Portfolio, Mortgage Loans Receivable and Corporate
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$470,203	$482,210
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(116,839) and $(134,884), respectively)	84,175	(466,346)
Servicing revenue, net	554,378	15,864
Interest income	448,179	450,529
Gain on originated residential mortgage loans, held-for-sale, net	149,545	98,114
Other revenues	58,348	58,495
	1,210,450	623,002
Asset Management
Asset management revenues	75,860	83,938
	1,286,310	706,940
Expenses
Interest expense and warehouse line fees	414,365	400,474
General and administrative	195,118	191,614
Compensation and benefits	235,778	222,457
	845,261	814,545
Other income (loss)
Realized and unrealized gains (losses), net	(68,134)	70,607
Other income (loss), net	7,984	(303)
	(60,150)	70,304
Income (loss) before income taxes	380,899	(37,301)
Income tax expense	93,412	29,850
Net income (loss)	$287,487	$(67,151)
Noncontrolling interests in income of consolidated subsidiaries	3,452	(2,020)
Dividends on preferred stock	22,395	22,395
Net income (loss) attributable to common stockholders	$261,640	$(87,526)

Net income (loss) per share of common stock
Basic	$0.54	$(0.18)
Diluted	$0.54	$(0.18)
Weighted average number of shares of common stock outstanding
Basic	483,336,777	483,214,458
Diluted	485,931,501	483,214,458

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	March 31, 2024 (Unaudited)	December 31, 2023
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,706,723	$8,405,938
Real estate and other securities ($15,289,313 and $9,757,664 at fair value, respectively)	15,314,199	9,782,217
Residential mortgage loans, held-for-investment, at fair value	365,398	379,044
Residential mortgage loans, held-for-sale ($3,691,700 and $2,461,865 at fair value, respectively)	3,766,115	2,540,742
Consumer loans, held-for-investment, at fair value	1,103,799	1,274,005
Single-family rental properties	1,007,172	1,001,928
Mortgage loans receivable, at fair value	2,384,744	2,232,913
Residential mortgage loans subject to repurchase	1,845,889	1,782,998
Cash and cash equivalents	1,136,437	1,287,199
Restricted cash	394,546	385,620
Servicer advances receivable	2,586,409	2,760,250
Other assets ($1,525,970 and $1,489,419 at fair value, respectively)	3,509,497	3,478,931
	$42,120,928	$35,311,785
Liabilities and Equity

Liabilities
Secured financing agreements	$18,271,046	$12,561,283
Secured notes and bonds payable ($545,984 and $554,800 at fair value, respectively)	10,045,375	10,679,186
Residential mortgage loan repurchase liability	1,845,889	1,782,998
Unsecured notes, net of issuance costs	1,205,411	719,004
Payable for investments purchased	1,271,542	—
Dividends payable	135,695	135,897
Accrued expenses and other liabilities ($251,709 and $333,688 at fair value, respectively)	2,102,598	2,332,379
	34,877,556	28,210,747
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 483,477,713 and 483,226,239 issued and outstanding, respectively	4,836	4,833
Additional paid-in capital	6,075,080	6,074,322
Retained earnings (accumulated deficit)	(232,119)	(373,141)
Accumulated other comprehensive income	44,501	43,674
Total Rithm Capital stockholders’ equity	7,149,552	7,006,942
Noncontrolling interests in equity of consolidated subsidiaries	93,820	94,096
Total equity	7,243,372	7,101,038
	$42,120,928	$35,311,785

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) Net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) other net income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Management also excludes amortization of acquisition premium on Mortgage loans receivable. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31, 2024	December 31, 2023
Net income (loss) attributable to common stockholders	$261,640	$(87,526)
Adjustments:
Realized and unrealized (gains) losses, net	(131,638)	285,807
Other (income) loss, net	9,134	(2,470)
Non-capitalized transaction-related expenses	3,472	22,229
Deferred taxes	90,628	29,364
Earnings available for distribution	$233,236	$247,404

Net income (loss) per diluted share	$0.54	$(0.18)
Earnings available for distribution per diluted share	$0.48	$0.51

Weighted average number of shares of common stock outstanding, diluted	485,931,501	483,214,458

SEGMENT INFORMATION
($ in thousands)

First Quarter 2024	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$397,478	$72,725	$—	$—	$—	$470,203
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(116,839))	93,361	(9,186)	—	—	—	84,175
Servicing revenue, net	490,839	63,539	—	—	—	554,378
Interest income	140,021	234,491	73,665	—	2	448,179
Gain on originated residential mortgage loans, held-for-sale, net	145,869	3,676	—	—	—	149,545
Other investment portfolio revenues	—	58,348	—	—	—	58,348
Asset management revenues(1)	—	—	—	75,860	—	75,860
Total revenues	776,729	360,054	73,665	75,860	2	1,286,310
Interest expense	131,174	228,073	36,953	7,621	10,544	414,365
Compensation and benefits	153,806	4,743	11,303	63,112	2,814	235,778
G&A and other	83,564	64,921	4,754	31,935	9,944	195,118
Total operating expenses	368,544	297,737	53,010	102,668	23,302	845,261
Realized and unrealized gains (losses), net	—	(81,452)	20,160	(6,842)	—	(68,134)
Other income (loss), net	(36)	3,740	274	3,969	37	7,984
Total other income (loss)	(36)	(77,712)	20,434	(2,873)	37	(60,150)
Income (loss) before income taxes	408,149	(15,395)	41,089	(29,681)	(23,263)	380,899
Income tax expense (benefit)	96,201	1,248	(333)	(3,704)	—	93,412
Net income (loss)	311,948	(16,643)	41,422	(25,977)	(23,263)	287,487
Noncontrolling interests in income (loss) of consolidated subsidiaries	55	2,037	—	1,360	—	3,452
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$311,893	$(18,680)	$41,422	$(27,337)	$(45,658)	$261,640

Total Assets	$15,001,011	$22,857,895	$2,689,844	$1,528,831	$43,347	$42,120,928
Total Rithm Capital Stockholders' Equity	$4,076,767	$2,949,982	$688,211	$606,908	$(1,172,316)	$7,149,552
(1) Includes $4.9 million of asset management related interest income.

Fourth Quarter 2023	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$406,654	$75,556	$—	$—	$—	$482,210
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(134,884))	(414,192)	(52,154)	—	—	—	(466,346)
Servicing revenue, net	(7,538)	23,402	—	—	—	15,864
Interest income	138,332	246,873	65,324	—	—	450,529
Gain on originated residential mortgage loans, held-for-sale, net	98,015	99	—	—	—	98,114
Other investment portfolio revenues	—	58,495	—	—	—	58,495
Asset management revenues(1)	—	—	—	83,938	—	83,938
Total revenues	228,809	328,869	65,324	83,938	—	706,940
Interest expense	124,922	229,607	34,111	2,727	9,107	400,474
Compensation and benefits	152,605	8,087	10,417	42,839	8,509	222,457
G&A and other	71,464	65,160	5,391	21,031	28,568	191,614
Total operating expenses	348,991	302,854	49,919	66,597	46,184	814,545
Realized and unrealized gains (losses), net	—	87,240	(24,693)	8,060	—	70,607
Other income (loss), net	(718)	(1,253)	(51)	3,088	(1,369)	(303)
Total other income (loss)	(718)	85,987	(24,744)	11,148	(1,369)	70,304
Income (loss) before income taxes	(120,900)	112,002	(9,339)	28,489	(47,553)	(37,301)
Income tax expense (benefit)	5,733	(2,073)	(931)	27,121	—	29,850
Net income (loss)	(126,633)	114,075	(8,408)	1,368	(47,553)	(67,151)
Noncontrolling interests in income (loss) of consolidated subsidiaries	(32)	(2,353)	—	365	—	(2,020)
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(126,601)	$116,428	$(8,408)	$1,003	$(69,948)	$(87,526)

Total Assets	$13,671,626	$17,418,708	$2,498,132	$1,694,954	$28,365	$35,311,785
Total Rithm Capital Stockholders' Equity	$3,518,107	$2,969,710	$618,147	$632,552	$(731,574)	$7,006,942
(1) Includes $3.8 million of asset management related interest income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.3 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com